UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2008

United eSystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

15431 O’Neal Road Gulfport, MS		39503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2008, the Board of Directors of United eSystems, Inc. (the “Company”) replaced Jeffery C. Swank as the Company’s Chief Executive Officer and President.  On that same date, the Board of Directors appointed Walter R. Green, Jr., the Company’s current Chief Financial Officer, Secretary and Treasurer to also serve as Chief Executive Officer and President commencing October 14, 2008.  Information concerning the business experience of Mr. Green and the compensation paid to him by the Company is included in the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 12, 2008, and is incorporated herein by this reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2008, the Board of Directors of the Company approved the adoption of the First Amended Bylaws of the Company (“Amended Bylaws”) effective immediately to reflect the Company’s current name as United eSystems, Inc. (formerly Riverbend Telecom, Inc.) and delete Section 13(d) of Article III from the Bylaws which prohibited the Company from taking certain actions by the written consent of the Company’s shareholders.  The amendment allows the Company, when permitted by Nevada law, to take action without the necessity of holding either an annual or special meeting if the Company has received the necessary shareholder consents to take action.

The foregoing summary of the change effected by adoption of the First Amended Bylaws, is qualified in its entirety by reference to the First Amended Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Exhibit Title or Description

	3.1	First Amended Bylaws of United eSystems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED eSYSTEMS, INC.

Dated: October 14, 2008	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Financial Officer

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UNITED eSYSTEMS, INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

3.1	First Amended Bylaws of United eSystems, Inc.

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